GREAT-WEST SERIES FUND, INC.

RULE 10f-3 COMPLIANCE REPORT OF PURCHASE(S) OF SECURITIES FROM

AFFILIATED UNDERWRITING SYNDICATES

1.	Name of Issuer: Morgan Stanley

2.	Description of Securities: Corp Bond

3.	Name of Selling Syndicate Member: Natixis Securities North America

4.	Other Members of Syndicate: See attached

5.	Nature of Underwriting: // Competitive Bidding // Negotiated Purchase

6.	Public Offering Price Per Unit:	$ 99.646

7.	Underwriting Compensation:	0.45%

8.	Proposed Purchase(s) for Fund:

Total Offering	Amount to be Purchased by Fund	Fund Purchase as % of Total Offering
2B	2,235,000	0.47%

9.	Total Assets of Fund (at October 18, 2012):	$ 478,420,003

10.	Compliance with Rule 10f-3 and Written Procedures:

Great-West Series Fund, Inc. hereby represents and warrants, as follows:

Condition1:	The Securities purchased by the Fund:

Are registered under the Securities Act of 1933;

Are part of an Eligible Foreign Offering conducted under the laws of a country other than the United States that meets the following conditions:

the offering is subject to regulation by a “foreign financial regulatory authority,” as defined in Section 2(a)(50) of the Act in such country;

the securities are offered at a fixed price to all purchasers in the offering (except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer);

financial statements, prepared and audited in accordance with standards required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, are made available to the public and prospective purchasers in connection with the offering; and

if the issuer is a domestic issuer, it meets the following conditions:

It has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities Exchange Act of 1934 or is required to file reports pursuant to section 15(d) of such act; and

it has filed all the material required to be filed pursuant to section 13(a) or 15(d) of the 1934 Act for a period of at least 12 months immediately preceding the sale of securities made in reliance upon this (or for such shorter period that the issuer was required to file such material); or

Are part of an Eligible Rule 144A Offering the meets the following conditions:

the securities are offered or sold in transactions exempt from registration under section 4(2) of the Securities Act of 1933, Rule 144A thereunder, or Rules 501-508 thereunder;

the securities are sold to persons that the seller and any person acting on behalf of the seller reasonably believe to include qualified institutional buyers, as defined in Rule 144A(a)(1);

the seller and any person acting on behalf of the seller reasonably believe that the securities are eligible for resale to other qualified institutional buyers pursuant to Rule 144A.

Condition 2:	The securities are purchased by the Fund at not more than the public offering price prior to the end of the first full business day on which the offering is made; or

The securities are part of a rights offering and are purchased on or before the fourth day preceding the day on which the rights offering terminated.

Condition 3:	The securities are part of an issue to be offered to the public in a firm commitment underwriting or pursuant to other underwriting arrangements specific to a particular country, the practical realities of which are effectively the equivalent of a firm commitment offering.

Condition 4:	The underwriting compensation to be paid is reasonable and fair, as evidence by the fact that the spread does not exceed the spreads in the following two underwritten offerings:

12/12/12 – Methanex Corp. notes, total gross spread 0.625%

12/4/12 – Rowan Companies Inc. notes, total gross spread 0.875%

Issuer Date	Description of Securities Spread	Managing Underwriter
The securities issued in such offerings were similar to those purchased by the Fund and the period during which each such offering was made is comparable to the present in terms of factors affecting underwriting compensation.

Condition 5:		The issuer of the securities has been in continuous operations for three years or longer.

Condition 6:		The principal amount of securities of any class of such issue purchased by the Fund (including all other Great-West Funds) does not exceed 25% of the total principal amount of the offering.

Condition 7:		The purchase(s) for the Fund are not directly or indirectly made from any of the persons named in Section 7 of the Procedures.

Portfolio of GREAT-WEST SERIES FUND, INC.

By:
Title:	Director of Trading

Dated:	October 31, 2012

DES

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MS 4 [7]8 11/01/22 Corp	99) Feedback	Page 8/11 Description: Bond

94) Notes	95) Buy	96) Sell	97) Settings

21) Bond Description	22) Issuer Description

Pages	Involved Parties
1) Bond Info	Date	Groups
2) Addtil Info	51) 10/18/2012	Syndicate
3) Covenants	52) 10/18/2012	Agents-Trustees/Etc.
4) Guarantors	53) 10/18/2012	Legal Adviser
5) Bond Ratings
6) Identifiers	Syndicate

7) Exchanges	Role	Name	Amount (N)
8) Inv Parties	Sole Manager	Morgan Stanley	1,440,000.00
9) Fees, Restrict	Co-Manager(s)	Banca IMI	20,000.00
10) Schedules	Co-Manager(s)	BB&T Capital Markets	20,000.00
11) Coupons	Co-Manager(s)	BNY Mellon Capital Markets LLC	20,000.00
	Co-Manager(s)	Commerz Markets LLC	20,000.00
Quick Links	Co-Manager(s)	Credit Agricole Securities USA Inc	20,000.00
32) ALLQ Pricing	Co-Manager(s)	KKR Capital Markets LLC	20,000.00
33) QRD Quote Recap	Reopenings History

34) TDH Trade Hist	Auction Type	Announce Date	Effective Date	Amount
35) CACS Corp Action	New Issue	10/18/2012	10/18/2012	2,000,000.00
36) CF Prospectus
37) CN Sec News
38) HDS Holders

66) Send Bond

Australia 61 2 9777 8600       Brazil 1 5511 3048 4500       Europe 44 20 7330 7500       Germany 49 69 9204 1210       Hong Kong 852 2977 6000

Japan 81 3 3201 8900             Singapore 65 6212 1000             U.S. 1 212 318 2000                         Copyright 2012 Bloomberg Finance L.P.

9N 567025 EST GMT -5:00 8716-1459-0 17-Dec-2012 15:30:31

DES

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MS 4 [7]8 11/01/22 Corp	99) Feedback	Page 8/11 Description: Bond

94) Notes	95) Buy	96) Sell	97) Settings

21) Bond Description	22) Issuer Description

Pages	Involved Parties
1) Bond Info	Date	Groups
2) Addtil Info	51) 10/18/2012	Syndicate
3) Covenants	52) 10/18/2012	Agents-Trustees/Etc.
4) Guarantors	53) 10/18/2012	Legal Adviser
5) Bond Ratings
6) Identifiers	Syndicate

7) Exchanges	Role	Name	Amount (N)
8) Inv Parties	Co-Manager(s)	Lebenthal & Co Inc	20,000.00
9) Fees, Restrict	Co-Manager(s)	Loop Capital Markets LLC	20,000.00
10) Schedules	Co-Manager(s)	Mitsubishi UFJ Securities USA Inc	200,000.00
11) Coupons	Co-Manager(s)	nabSecurities LLC	20,000.00
	Co-Manager(s)	Natixis Securities North America Inc	20,000.00
Quick Links	Co-Manager(s)	RBC Capital Markets LLC	20,000.00
32) ALLQ Pricing	Co-Manager(s)	RBS Securities Inc	20,000.00
33) QRD Quote Recap	Reopenings History

34) TDH Trade Hist	Auction Type	Announce Date	Effective Date	Amount
35) CACS Corp Action	New Issue	10/18/2012	10/18/2012	2,000,000.00
36) CF Prospectus
37) CN Sec News
38) HDS Holders

66) Send Bond

Australia 61 2 9777 8600       Brazil 1 5511 3048 4500       Europe 44 20 7330 7500       Germany 49 69 9204 1210       Hong Kong 852 2977 6000

Japan 81 3 3201 8900             Singapore 65 6212 1000             U.S. 1 212 318 2000                         Copyright 2012 Bloomberg Finance L.P.

9N 567025 EST GMT -5:00 8716-1459-0 17-Dec-2012 15:30:48

DES

Screen Printed

MS 4 [7]8 11/01/22 Corp	99) Feedback	Page 8/11 Description: Bond

94) Notes	95) Buy	96) Sell	97) Settings

21) Bond Description	22) Issuer Description

Pages	Involved Parties
1) Bond Info	Date	Groups
2) Addtil Info	51) 10/18/2012	Syndicate
3) Covenants	52) 10/18/2012	Agents-Trustees/Etc.
4) Guarantors	53) 10/18/2012	Legal Adviser
5) Bond Ratings
6) Identifiers	Syndicate

7) Exchanges	Role	Name	Amount (N)
8) Inv Parties	Co-Manager(s)	RBS Securities Inc	20,000.00
9) Fees, Restrict	Co-Manager(s)	Santander Investment Securities In	20,000.00
10) Schedules	Co-Manager(s)	Scotia Capital USA Inc	20,000.00
11) Coupons	Co-Manager(s)	Skandinaviska Enskilda Banken AB	20,000.00
	Co-Manager(s)	SunTrust Robinson Humphrey Inc	20,000.00
Quick Links	Co-Manager(s)	TD Securities USA LLC	20,000.00
32) ALLQ Pricing	Co-Manager(s)	US Bancorp Investments Inc	20,000.00
33) QRD Quote Recap	Reopenings History

34) TDH Trade Hist	Auction Type	Announce Date	Effective Date	Amount
35) CACS Corp Action	New Issue	10/18/2012	10/18/2012	2,000,000.00
36) CF Prospectus
37) CN Sec News
38) HDS Holders

66) Send Bond

Australia 61 2 9777 8600       Brazil 1 5511 3048 4500       Europe 44 20 7330 7500       Germany 49 59 9204 1210       Hong Kong 852 2977 6000

Japan 81 3 3201 8900             Singapore 65 6212 1000             U.S. 1 212 318 2000                         Copyright 2012 Bloomberg Finance L.P.

9N 567025 EST GMT -5:00 8715-1459-0 17-Dec-2012 15:30:48

EJ411365                Corp DES

MORGAN STANLEY        MS 4 78 11/01/22        105.254/105.254        (4.21/4.21) TRAC

MS 4 [7]8 11/01/22 Corp	99) Feedback	Page 1/11 Description: Bond

94) Notes	95) Buy	96) Sell	97) Settings

21) Bond Description	22) Issuer Description

Pages	Issuer Information		Identifiers
1) Bond Info	Name	MORGAN STANLEY	BB Number	EJ4113654
2) Addtil Info	Industry	Financial Service	CUSIP	6174824M3

3) Covenants	Security Information	ISIN	US6174824M37

4) Guarantors	Mkt of Issue Global				Bond Ratings
5) Bond Ratings	Country	US	Currency	USD	Moody’s	Baa2
6) Identifiers	Rank	Subordinated	Series		S&P	BBB+
7) Exchanges	Coupon	4.875	Type	Fixed	Fitch	BBB+
8) Inv Parties	Cpn Freq S/A				DBRS	A
9) Fees, Restrict	Day Cnt	30/360	Iss Price	99.64600	Issuance & Trading
10) Schedules	Maturity	11/01/2022			Amt Issued/Outstanding
11) Coupons	BULLET				USD	2,000,000.00 (M)/
	Issue Spread 310.00bp vs T 1 [5]8 08/22				USD	2,000,000.00 (M)

Quick Links	Calc Type (1) STREET CONVENTION		Min Piece/Increment
32) ALLQ Pricing	Announcement Date	10/18/2012	1,000.00/1,000.00
33) QRD Quote Recap	Interest Accrual Date	10/23/2012	Par Amount	1,000.00
34) TDH Trade Hist	1st Settle Date	10/23/2012	Book Runner	MS-sole
35) CACS Corp Action	1st Coupon Date	05/01/2013	Reporting	TRACE

36) CF Prospectus
37) CN Sec News
38) HDS Holders

66) Send Bond

Australia 61 2 9777 8600       Brazil 1 5511 3048 4500       Europe 44 20 7330 7500       Germany 49 69 9204 1210       Hong Kong 852 2977 6000

Japan 81 3 3201 8900             Singapore 65 6212 1000             U.S. 1 212 318 2000                         Copyright 2012 Bloomberg Finance L.P.

9N 567025 EST GMT -5:00 8605-5483-0 02-Jan-2013 11:21:29

Supplemental Information Concerning Plan of Distribution; Conflicts of Interest

On October 18 , 2012, we agreed to sell to the managers listed in this pricing supplement, and they severally agreed to purchase, the principal amounts of notes set forth opposite their respective names below at a net price of 99.196%, plus accrued interest, if any, which we refer to as the “purchase price” for the notes. The purchase price for the notes equals the stated issue price of 99.646%, plus accrued interest, if any, less a combined management and underwriting commission of 0.450% of the principal amount of the notes.

Name	Principal Amount of Notes
Morgan Stanley & Co. LLC	$1,440,000,000
Mitsubishi UFJ Securities (USA), Inc.	200,000,000
Banca IMI S.p.A.	20,000,000
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	20,000,000
BNY Mellon Capital Markets, LLC	20,000,000
Commerz Markets LLC	20,000,000
Credit Agricole Securities (USA) Inc.	20,000,000
KKR Capital Markets LLC	20,000,000
Lebenthal & Co., LLC	20,000,000
Loop Capital Markets LLC	20,000,000
nabSecurities, LLC	20,000,000
Natixis Securities Americas LLC	20,000,000
RBC Capital Markets, LLC	20,000,000
RBS Securities Inc.	20,000,000
Santander Investment Securities Inc.	20,000,000
Scotia Capital (USA) Inc.	20,000,000
Skandinaviska Enskilda Banken AB (publ)	20,000,000
SunTrust Robinson Humphrey, Inc.	20,000,000
TD Securities (USA) LLC	20,000,000
U.S. Bancorp Investments, Inc.	20,000,000

Total	$2,000,000,000

Morgan Stanley & Co. LLC is our wholly-owned subsidiary. Mitsubishi UFJ Financial Group, Inc., the ultimate parent of Mitsubishi UFJ Securities (USA), Inc. (one of the managers), holds an approximately 22% interest in Morgan Stanley. This offering will be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with Rule 5121 of FINRA, Morgan Stanley & Co. LLC and Mitsubishi UFJ Securities (USA), Inc, may not make sales in this offering to any discretionary accounts without the prior written approval of the customer.

Banca IMI S.p.A. and Skandinaviska Enskilda Banken AB (publ) are not U.S. registered broker-dealers and, therefore, to the extent that they intend to effect any sales of the notes in the United States, they will do so through one or more U.S. registered broker-dealers as permitted by FINRA regulations.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each manager has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this pricing supplement and the accompanying prospectus supplement and prospectus to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Relevant